UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2020, the Board of Directors (the “Board”) of Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved an increase in the size of the Board from eight members to nine members by establishing a newly created Class III directorship and appointed Peter J. McDonnell, M.D. to serve as a Class III director, effective as of June 9, 2020 (the “Effective Date”). On the Effective Date the Board also approved an increase in the size of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) from four members to five members as well as an increase in the size of the Compensation Committee of the Board (the “Compensation Committee”) from three members to four members, and the Board appointed Dr. McDonnell as a member of both the Nominating Committee and the Compensation Committee. Dr. McDonnell’s appointment to the Board and both the Nominating Committee and the Compensation Committee is effective on the Effective Date and he will hold office until the Class III term expires at the Company’s 2022 annual meeting of stockholders and his successor is duly elected and qualified or, if earlier, his death, resignation or removal.

In connection with the appointment of Dr. McDonnell to the Board, the Nominating Committee, and the Compensation Committee, the Board has determined that Dr. McDonnell qualifies as an “independent director” under the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended.

Dr. McDonnell will receive compensation for his service in accordance with the Company’s Non-Employee Director Compensation Program, under which he will receive a pro-rated annual retainer of $50,000 for his service as a non-employee director. In addition, Dr. McDonnell will be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock of the Company, which will vest quarterly over a three-year period, subject to his continued service on the Board through each applicable vesting date.

There is no arrangement or understanding between Dr. McDonnell and any other person pursuant to which Dr. McDonnell was appointed as a director of the Company. Dr. McDonnell does not have any related party transactions that are required to be disclosed under Item 5.02(d)(4) of Form 8-K and Item 404(a) of Regulation S-K.

On June 11, 2020, the Company issued a press release announcing the appointment of Dr. McDonnell to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 11, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: June 11, 2020	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer